Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF TERRASCEND AND GAGE

On March 10, 2022, TerrAscend Corp. ("TerrAscend" or the "Company") acquired all of the issued and outstanding subordinate voting shares (or equivalent) of Gage Growth Corp. ("Gage"), a cultivator and processor with operations in the Michigan market. Pursuant to the terms of the arrangement agreement (the "Arrangement"), for each Gage subordinate voting share and other equity instruments, including outstanding stock options and warrants, each holder received a 0.3001 equivalent replacement award of the Company's respective security at the time of closing based on the closing price of the Common Shares on the Canadian Stock Exchange ("CSE") on March 10, 2022. On the acquisition date, there was consideration in the form of 51,349,978 Common Shares, 13,504,500 exchangeable units, 5,221,542 replacement stock options, 282,023 replacement warrants, and 7,129,519 liability classified warrants convertible into equity. Each of the directors, officers, and 10% shareholders of Gage entered into voting support and lock-up agreement in which the shares issued to these individuals are subject to various vesting periods. As such, a restriction discount of $45,336 has been placed over the shares subject to lock-up. Total consideration was valued at $294,800.

The following unaudited pro forma condensed combined financial statements (the "pro forma financial statements") are presented to illustrate the estimated effects of the acquisition of Gage (the "Gage Acquisition"), which has been accounted for as a business combination. The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X.

The historical financial information of the Company has been derived from the audited consolidated financial statements of the Company as of December 31, 2021, as found in Form 10-K which was filed with the Securities and Exchange Commission ("SEC") on March 17, 2022. The historical financial information of Gage has been derived from the audited financial statements of Gage for the year ended December 31, 2021, included in Exhibit 99.1 to the Company's Form 8-K/A filed with the SEC on May 24, 2022.

The following unaudited pro forma combined condensed balance sheets (the "pro forma balance sheet") as of December 31, 2021 is presented as if the Gage Acquisition had occurred as of December 31, 2021. The unaudited pro forma combined condensed statements of operations (the "pro forma statements of operations") for the year ended December 31, 2021 are presented as if the Gage Acquisition occurred on January 1, 2021.

The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that the Company believes are reasonable. Included in the pro forma condensed combined financial information is an estimate of the consideration exchanged for Gage which is based on known information and preliminary estimates of fair value for certain equity instruments. While this is the Company's best estimates at this time, the valuation of these amounts is still in progress and subject to change. All estimates and assumptions included in these pro forma statements could change significantly as the Company finalizes its assessment of the allocation and fair value of the net assets acquired. The unaudited combined financial information does not include adjustments to reflect any synergies or dis-synergies, any future operating efficiencies, associated costs savings, or any possible integration costs that may occur related to the Gage Acquisition. Actual results may be materially different than the pro forma information presented herein.

The pro forma financial statements do not necessarily reflect what the combined company's financial condition or results of operations would have been had the Gage Acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including differences in accounting policies, elections, and estimates, which while accounted for to the extent known, are still in process of being determined.

TerrAscend Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2021

(Amounts expressed in thousands of United States dollars, except for per share amounts)

	TerrAscend	Gage	Adjustments	Notes	Pro Forma Combined

Assets
Current Assets
Cash and cash equivalents	$79,642	$42,901	$-		$122,543
Restricted cash	—	1,800	—		1,800
Accounts receivable, net	14,920	7,700	—		22,620
Investments	—	—	—		—
Inventory	42,323	17,639	5,579	(a)	65,541
Prepaid Expenses and other current assets	6,336	2,699	—		9,035
	143,221	72,739	5,579		221,539
Non-Current Assets
Property and equipment, net	140,762	68,473	1,362	(b)	210,597
Deposits	—	1,541	—		1,541
Operating lease right of use assets	29,561	2,317	—		31,878
Intangible assets, net	168,984	8,814	179,475	(c)	357,273
Goodwill	90,326	-	201,256	(d)	291,582
Investments	—	2,294	—		2,294
Indemnification asset	3,969	—	—		3,969
Other non-current assets	5,111	—	—		5,111
	438,713	83,439	382,093		904,245
Total Assets	$581,934	$156,178	$387,672		$1,125,784

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$30,340	$33,623	—		63,963
Deferred revenue	1,071	583	—		1,654
Loans payable, current	8,837	55,649	—		64,486
Contingent consideration payable, current	9,982	-	—		9,982
Lease liability, current	1,193	440	—		1,633
Corporate income tax payable	18,939	4,419	—		23,358
Other current liabilities	—	6,265	—		6,265
	70,362	100,979	—		171,341
Non-Current Liabilities
Loans payable, non-current	176,306	5,198	—		181,504
Contingent consideration payable, non-current	2,553	—	—		2,553
Lease liability, non-current	30,754	2,037	—		32,791
Warrant liability	54,986	17,230	(5,845)	(e)	66,371
Deferred income tax liability	14,269	—	50,333	(f)	64,602
Financing obligations	—	12,235	—		12,235
Other long term liabilities	3,750	3,961	—		7,711
	282,618	40,661	44,488		367,767
Total Liabilities	352,980	141,640	44,488		539,108
Commitments and Contingencies
Shareholders' Equity
Share Capital
Series A, convertible preferred stock, no par value	—	—	—		—
Series B, convertible preferred stock, no par value	—	—	—		—
Series C, convertible preferred stock, no par value	—				—
Series D, convertible preferred stock, no par value	—	—	—		—
Proportionate voting shares, no par value	—	—	—		—
Exchangeable shares, no par value	—	—	—		—
Common stock, no par value	—	—	—		—
Additional paid in capital	535,418	171,197	186,525	(f)(g)	893,140
Accumulated other comprehensive income (loss)	2,823	2,807	(2,807)	(g)	2,823
Accumulated deficit	(314,654)	(93,685)	93,685	(g)	(314,654)
Non-controlling interest	5,367	(65,781)	65,781	(g)	5,367
Total Shareholders' Equity	228,954	14,538	343,184		586,676
Total Liabilities and Shareholders' Equity	$581,934	$156,178	$387,672		$1,125,784

TerrAscend Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income (Loss) for the year ended December 31, 2021

(Amounts expressed in thousands of United States dollars, except for per share amounts)

	TerrAscend	Gage	Adjustments	Notes	Pro Forma Combined

Revenue	$222,067	$91,500	$-		$313,567
Excise and cultivation tax	(11,648)	—	—		(11,648)
Revenue, net	210,419	91,500	—		301,919

Cost of Sales	98,315	62,101	5,579	(a)	165,995

Gross profit	112,104	29,399	(5,579)		135,924

Operating expenses:
General and administrative	80,973	59,323	—		140,296
Amortization and depreciation	7,656	1,683	8,879	(b)(c)	18,218
Total operating expenses	88,629	61,006	8,879		158,514

Income (loss) from operations	23,475	(31,607)	(14,458)		(22,590)
Other expense (income)
Revaluation of contingent consideration	3,584	—	—		3,584
(Gain) loss on fair value of warrants and purchase option derivative asset	(57,904)	(6,231)	—		(64,135)
Finance and other expenses	29,229	3,977	—		33,206
Transaction and restructuring costs	3,111	—	(2,640)	(h)	471
Impairment of goodwill	5,007	—	—		5,007
Impairment of intangible assets	3,633	—	—		3,633
Impairment of property and equipment	470	2,635	—		3,105
Loss on lease termination	3,278	1,044	—		4,322
Unrealized and realized foreign exchange loss	4,810	(262)	—		4,548
Unrealized and realized loss (gain) on investments	(6,192)	2,720	—		(3,472)
Income (loss) before provision from income taxes	34,449	(35,490)	(11,818)		(12,859)
Provision for income taxes	28,314	8,838	(3,904)	(i)	33,248
Net income (loss)	$6,135	$(44,328)	$(7,914)		$(46,107)

Foreign currency translation	(6,485)	(765)	—		(7,250)
Comprehensive income (loss)	$12,620	$(43,563)	$(7,914)		$(38,857)

Net income (loss) attributable to:
Common and proportionate Shareholders of the Company	$3,111	$(18,580)	$(33,662)		$(49,131)
Non-controlling interests	3,024	$(25,748)	$25,748	(g)	3,024

Comprehensive income (loss) attributable to:
Common and proportionate Shareholders of the Company	$9,596	$(17,815)	$(33,662)		$(41,881)
Non-controlling interests	3,024	$(25,748)	$25,748	(g)	3,024

Net income (loss) per share, basic and diluted
Net income (loss) per share, basic	$0.02				$(0.20)
Weighted average number of outstanding common and proportionate voting shares	181,056,654				245,586,756
Net income (loss) per share, diluted	$0.01				$(0.20)
Weighted average number of outstanding common and proportionate voting shares, assuming dilution	208,708,664				245,586,756

1. Basis of presentation

The pro forma financial statements represent the combined company's (TerrAscend and Gage) pro forma balance sheet as of December 31, 2021, and pro forma statements of operations for the year ended December 31, 2021. The pro forma financial statements are based on the historical consolidated financial statements of TerrAscend and Gage, adjusted to give effect to the Gage Acquisition, and should be read in conjunction with the historical financial statements from which they are derived. The pro forma balance sheets give effect to the Gage Acquisition as if it had occurred on December 31, 2021. The pro forma statements of operations give effect to the Gage Acquisition as if it had occurred on January 1, 2021.

These pro forma financial statements were prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's presentation currency is in US dollar ("USD"). All amounts are presented in USD unless otherwise specified. References to C$ are to Canadian dollars.

In preparing the pro forma financial statements, the following historical information was used:

•
Audited consolidated financial statements of TerrAscend as of December 31, 2021 as found in Form 10-K which was filed with the SEC on March 17, 2022; and
•
Audited financial statements of Gage for the year ended December 31, 2021, included in Exhibit 99.1 to the Company's Form 8-K/A filed with the SEC on May 24, 2022.

The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above, which are incorporated by reference.

The Gage Acquisition is accounted for as a business combination. The Company has estimated the fair value of Gage net assets acquired and conformed the accounting policies of Gage to its own accounting policies.

The pro forma financial statements have been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Gage Acquisition had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

2. Pro forma adjustments

Certain reclassifications have been made to the historical presentation of Gage to conform to the financial statement presentation of the Company, as follows:

	As of December 31, 2021
Unaudited Pro Forma Combined Balance Sheet	Reclassification from	Reclassification to
Assets
Marketable securities	$(565)	$-
Prepaid expenses and other current assets	—	565
	—	—
Liabilities	—	—
Property purchase payable, current	(2,665)	—
Debentures payable	(2,804)	—
Financing liability	(689)	—
Other current liabilities	—	6,158
Property purchase payable, non-current	(3,823)	—
Other long term liabilities	—	3,823
Total	$(10,546)	$10,546

	Year Ended December 31, 2021
Unaudited Pro Forma Combined Statement of Operations	Reclassification from	Reclassification to
Sales and marketing	$(7,089)	$-
Litigation expense	(2,700)	—
Operating lease expense	(509)	—
General and administrative expenses	—	10,298
Loss on disposal of finance lease	(1,044)	—
Loss on lease termination	—	1,044
Change in fair value of marketable securities	(467)	—
Finance and other expenses	—	467
Change in fair value of investments	(2,720)	—
Unrealized and realized loss (gain) on investments	—	2,720
(Gain) loss on financial instruments	6,231	—
(Gain) loss on fair value of warrants and purchase option derivative asset	—	(6,231)
Total	$(8,298)	$8,298

The following adjustments have been made to the pro forma financial statements. These adjustments reflect only preliminary purchase accounting estimates as of December 31, 2021. Fair value assessment and valuations have not yet been completed and alignment of accounting policies is still in progress and therefore not reflected herein.

a)
Reflects adjustment to record the fair value of the inventory acquired. The calculation of inventory value was estimated based on the expected selling price of the inventory, less the remaining selling costs. The pro forma statement of operations and comprehensive income (loss) for the year ended December 31, 2021 is also adjusted to increase cost of sales by the same amount since the acquired inventory is expected to be sold within one year of the acquisition date. This adjustment is not expected to have an impact on the Company's statement of operations and comprehensive income (loss) beyond twelve months after the acquisition date.
b)
Reflects adjustments to record the fair value of property and equipment acquired. The estimated fair value was estimated using a market participant approach. Additional depreciation expense of $178 was calculated as a result of the change in the value of the property and equipment. Estimated useful life to calculate depreciation expense over a straight-line basis ranged from 4 to 39 years.
c)
Reflects adjustments to record the fair value of indefinite-lived and amortizable intangible assets acquired. The acquired intangible assets include cultivation and processing licenses, as well as retail licenses, which are treated as definite-lived intangible assets and are to be amortized over a 15 year period. The fair value of the cultivation and processing and the retail licenses are $77,198 and $53,321, respectively. Amortization for the year ended December 31, 2021 was estimated to be $8,701. In addition, the intangible assets include brand intangibles which are treated as indefinite lived intangible assets with a fair value of $57,435.
d)
Reflects the preliminary estimate of goodwill, which represents the excess of the consideration transferred over the preliminary fair value of the net assets acquired.
e)
Reflects the remeasurement of the warrant liability to fair value using the Black Scholes simulation model using TerrAscend specific inputs and assumptions. Key inputs and assumptions used in the Black Scholes simulation valuation model are summarized below.

Common Stock Price of TerrAscend Corp.	$6.12
Warrant Exercise Price	$8.65
Annual Volatility	64.43%
Annual Risk-Free Rate	0.73%
Expected Term	2 years
f)
Reflects the consideration if the acquisition took place on December 31, 2021, in the form of 42,022,602 Common Shares valued at $256,968, 22,507,500 exchangeable units valued at $137,633, 4,714,132 replacement stock options and 47,727 replacement warrants with a total fair value of $16,843. Each of the directors, officers, and 10% shareholders of Gage entered into voting support and lock-up agreements in which the shares issued to these individuals are subject to various vesting periods. As such, a restriction discount of $55,941 has been placed over the shares subject to lock-up.
g)
Reflects adjustments to eliminate the historical book value of Gage's net assets, as a result of the application of purchase accounting.
h)
Reflects direct, incremental costs of the Gage Acquisition which are reflected in the historical financial statements of TerrAscend.
i)
Reflects adjustment to record the impact of the above adjustments on deferred tax liability and income tax expense. An estimated federal and state statutory tax rate of 27% was assumed for the pro forma adjustments. The blended tax rate is not necessarily indicative of the effective tax rate of the combined company. The effective tax rate of the Company could vary significantly.

3. Preliminary purchase price allocation

The following table summarizes the calculation of the estimated consideration (in thousands, except share and per share data):

Gage Common shares outstanding as of December 31, 2021	140,028,663
Gage Exchangeable Non-Voting shares outstanding as of December 31, 2021	75,000,000
Total Gage Shares outstanding as of December 31, 2021	215,028,663
Exchange Ratio	0.3001
TerrAscend shares issued based on Exchange Ratio[1]	64,530,102
TerrAscend share price at closing date	$6.12
Share Consideration	$394,602
Less: Restricted share consideration discount	$(55,941)
Fair value of share consideration	$338,661
Fair value of other equity instruments	$16,843
Fair value of warrants classified as liabilities	$11,385
Total consideration	$366,890

The following table presents the preliminary purchase price allocation of the net assets acquired as if the Gage Acquisition occurred on December 31, 2021:

$
Cash and cash equivalents	42,901
Restricted cash	1,800
Accounts receivable	7,700
Investments	2,294
Inventory	23,218
Prepaid expenses and other current assets	2,699
Property and equipment	69,835
Operating lease right of use asset	2,317
Deposits	1,541
Intangible assets	188,289
Goodwill	201,256
Accounts payable and accrued liabilities	(33,623)
Corporate income tax payable	(4,419)
Lease liability	(2,477)
Deferred revenue	(583)
Loans payable	(60,847)
Deferred income tax liability	(50,333)
Financing obligations	(12,235)
Other liabilities	(10,226)
Net assets acquired	369,107

Common shares of TerrAscend	340,878
Fair value of other equity instruments	16,843
Fair value of warrants classified as liabilities	11,385
Total consideration	369,107

The Company prepared the allocation of the purchase price as if the Gage Acquisition occurred on December 31, 2021 based on estimates of the fair value of the acquired assets and assumed liabilities on a basis consistent with the purchase price allocation initially recorded at the closing the Gage Acquisition. As the Company continues to obtain additional information supporting the final valuation of inventories, property, plant and equipment and intangible assets, it will refine the estimates of fair value and revise its allocation of the purchase price. The Company expects to finalize the valuation of the assets and liabilities, as well as post-closing adjustments as soon as practicable, but in any event no later than one year from the closing date of the Gage Acquisition.

The accounting for this acquisition has been provisionally determined. The fair value of net assets acquired, specifically with respect to inventory, intangible assets, deferred revenue, property and equipment, operating right of use assets, lease liabilities, investments, corporate income taxes payable, deferred tax liability, and goodwill have been determined provisionally and are subject to adjustment. Upon completion of a comprehensive valuation and finalization of the purchase price allocation, the amounts above may be adjusted retrospectively to the acquisition date in future reporting periods.